EXHIBIT 23.10

                       CONSENT OF SCOTT, CALLICOTTE & CO.

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

SCOTT, CALLICOTTE & CO.

By: /s/ JOHN C. CALLICOTTE
Name: John C. Callicotte, CPA
Title: Partner

Madison, Indiana
August 5, 1996